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                                                                     EXHIBIT 3.2

                          ELEVENTH AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                SERVICESOFT, INC.

                  Servicesoft, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

                  1. The name of the Corporation is Servicesoft, Inc. The original Certificate of Incorporation was filed with the Secretary of State on June 3, 1987 in the name of Rosh Intelligent Systems, Inc. (the "Original Certificate"). Restated Certificates of Incorporation were filed with the Secretary of State on October 2, 1989, May 23, 1990, December 14, 1992 (which was amended on October 26, 1993 to change the corporation's name to Servicesoft Corporation), February 2, 1994, June 23, 1995, February 9, 1998 (which was amended on February 13, 1998), February 10, 1999, June 18, 1999, January 13, 2000, and March ___, 2000.

                  2. This Eleventh Amended and Restated Certificate of Incorporation amends, restates and integrates the provisions of the Original Certificate, as heretofore amended and restated, and was duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware (the "DGCL").

                  3. The text of the Original Certificate, as amended, is hereby amended and restated in its entirety to provide as herein set forth in full.

                                    ARTICLE I

                  The name of the Corporation is Servicesoft, Inc.

                                   ARTICLE II

                  The address of the Corporation's registered office in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

                  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.
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                                   ARTICLE IV

                                  CAPITAL STOCK

                  The total number of shares of capital stock which the Corporation shall have authority to issue is One Hundred Five Million and One (105,000,001) shares, of which (i) One Hundred Million (100,000,000) shares shall be a class of common stock, par value $.01 per share (the "Common Stock"), and (ii) Five Million and One (5,000,001) shares shall be preferred stock, par value $.01 per share, respectively (the "Preferred Stock"), of which Five Million (5,000,000) shares shall be undesignated preferred stock (the "Undesignated Preferred Stock") and one (1) share shall be designated Series X Special Preferred Voting Stock (the "Series X Special Preferred Voting Stock").

                  The number of authorized shares of the class of Undesignated Preferred Stock may from time to time be increased or decreased (but not below the number of shares outstanding) by the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote, without a vote of the holders of the Undesignated Preferred Stock except as otherwise provided in any certificate of designation for any series of Undesignated Preferred Stock.

                  Except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including a certificate establishing a series of Preferred Stock) that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled to vote, either separately or together with the holders of one or more other such series, on such amendment pursuant to this Amended and Restated Certificate of Incorporation (including a certificate establishing a series of Preferred Stock) or pursuant to the Delaware General Corporation Law.

                  The powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class or series of stock shall be determined in accordance with, or as set forth below in, this Article IV.

                  A.    COMMON STOCK

                  Subject to all the rights, powers and preferences of the Undesignated Preferred Stock, and except as provided by law or in this Article IV (or in any certificate of designation of any series of Preferred Stock);

                        1. the holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters requiring stockholder action, each share being entitled to one vote;

                        2. dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends, but only when and as declared by the Board of Directors or any authorized committee thereof; and


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                        3.  upon the voluntary or involuntary liquidation,
dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests.

                  B.    PREFERRED STOCK

                        1. Undesignated Preferred Stock. The Board of Directors or any authorized committee thereof is expressly authorized to the fullest extent permitted by law to provide for the issuance of the shares of Undesignated Preferred Stock in one or more series of such stock, and by filing a certificate pursuant to applicable law of the State of Delaware, to establish or change from time to time the number of shares of each such series, and to fix the designation, powers, including voting powers, full or limited, or no voting powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof.

                        2. Series X Special Preferred Voting Stock. A series of Preferred Stock, consisting of one share of such stock, is hereby designated as "Series X Special Preferred Voting Stock." The record holder of the Series X Special Preferred Voting Stock shall not be entitled to receive any dividends or other distributions or to receive or participate in any distribution of assets upon any Liquidation Event. Except as otherwise required by applicable law, at each annual or special meeting of stockholders of the Corporation the record holder of the Series X Special Preferred Voting Stock shall be entitled to vote on all matters submitted to a vote of the holders of the Common Stock, voting together with the holders of the Common Stock as a single class (except as otherwise provided herein or by applicable law), and the record holder of the Series X Special Preferred Voting Stock shall be entitled to cast on any such matter a number of votes equal to the number of Exchangeable Common Shares of Servicesoft Canada and its successors at law, whether by merger, amalgamation or otherwise, outstanding as of the record date for such annual or special meeting of stockholders, which are not owned by the Corporation or any subsidiary of the Corporation. At such time as no Exchangeable Common Shares (other than Exchangeable Common Shares owned by the Corporation or any subsidiary of the Corporation) shall be outstanding and there are no shares of stock, debt, options or other agreements which could give rise to the issuance of any Exchangeable Common Shares to any person (other than the Corporation or any subsidiary of the Corporation), the share of Series X Special Preferred Voting Stock shall automatically be redeemed for $1.00, and upon any such redemption or other purchase or acquisition of the Series X Special Preferred Voting Stock by the Corporation the share of Series X Special Preferred Voting Stock shall be deemed retired and canceled and may not be reissued.

                                    ARTICLE V

                               STOCKHOLDER ACTION

                  Any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation must be


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effected at a duly called annual or special meeting
of stockholders and may not be taken or effected by a written consent of stockholders in lieu thereof.

                                   ARTICLE VI

                                   DIRECTORS

              1. General. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

              2. Election of Directors. Election of Directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

              3. Number of Directors; Term of Office. The number of Directors of the Corporation shall be fixed exclusively by resolution duly adopted from time to time by the Board of Directors. The Directors, other than those who may be elected by the holders of any series of Undesignated Preferred Stock of the Corporation, shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as reasonably possible. The initial Class I Directors of the Corporation shall be Christopher H. Greendale, Sophie Forest and Mark S. Skapinker; and the initial Class II Directors of the Corporation shall be Christopher M. Butler, Robert E. Davoli and Gary Rubinoff. The initial Class I Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2001 and the initial Class II Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2002. At each annual meeting of stockholders, the successor or successors of the class of Directors whose term expires at that meeting shall be elected by a plurality of the votes cast at such meeting and shall hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The Directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal.

              4. Vacancies. Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors, and not by the stockholders. Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been duly elected and qualified or until his or her earlier resignation or removal. Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock to elect Directors, when the number of Directors is increased or decreased, the Board of Directors shall, subject to Article VI.3, determine the class or classes to which the increased or


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decreased number of Directors shall be apportioned; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director.

              5. Removal. Subject to the rights, if any, of any series of Undesignated Preferred Stock to elect Directors and to remove any Director whom the holders of any such stock have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office (i) only with cause and (ii) only by the affirmative vote of the holders of two-thirds of the shares then entitled to vote at an election of directors. At least 45 days prior to any meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal and the alleged grounds therefor shall be sent to the Director whose removal will be considered at the meeting.

                                   ARTICLE VII

                             LIMITATION OF LIABILITY

                  A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (a) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended after the effective date of this Eleventh Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

                  Any repeal or modification of this Article VII by either of
(i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a person serving as a Director at the time of such repeal or modification.

                                  ARTICLE VIII

                              AMENDMENT OF BY-LAWS

              1. Amendment by Directors. Except as otherwise provided by law, the By-laws of the Corporation may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the Directors then in office.

              2. Amendment by Stockholders. The By-laws of the Corporation may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose as provided in the By-laws, by the affirmative vote of at least two-thirds of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve


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such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal by holders of voting stock, voting together as a single class.

                                   ARTICLE IX

                    AMENDMENT OF CERTIFICATE OF INCORPORATION

         The Corporation reserves the right to amend or repeal this Eleventh Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute and this Eleventh Amended and Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation. Whenever any vote of the holders of voting stock is required, and in addition to any other vote of holders of voting stock that is required by this Eleventh Amended and Restated Certificate of Incorporation or By-law, the affirmative vote of the majority of the outstanding shares entitled to vote on such amendment or repeal, and the affirmative vote of the majority of the outstanding shares of each class entitled to vote therein as a class, at a duly constituted meeting of stockholders called expressly for such purpose shall be required to amend or repeal any provisions of this Eleventh Amended and Restated Certificate of Incorporation; provided, however, that the affirmative vote of not less than two-thirds of the outstanding shares entitled to vote on such amendment or repeal and the affirmative vote of not less than two-thirds of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any of the provisions of Article V, Article VI,
Article VII or Article IX of this Eleventh Amended and Restated Certificate of Incorporation.


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